Exhibit 3.1.1

                            ARTICLES OF INCORPORATION

                                       OF

                            IMPERIAL MANAGEMENT, INC.

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned incorporator, being a natural person of the age of eighteen (18) years or more, and desiring to form a corporation under the laws of the State of Nevada, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Nevada these ARTICLES OF INCORPORATION.

                                    ARTICLE I

                                      NAME

     The name of the corporation shall be Imperial Management, Inc.

                                   ARTICLE II

                               PERIOD OF DURATION

     This corporation shall exist perpetually unless dissolved according to law.

                                   ARTICLE III

                                     PURPOSE

     The purpose for which this corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Nevada General Corporation Law, including, but not limited to, that business or businesses which shall be specified in writing by the board of directors.

                                   ARTICLE IV

                                     CAPITAL

     The aggregate number of shares which this corporation shall have the authority to issue is Fifty Million (50,000,000) shares, of which no shares shall be preferred stock and Fifty Million (50,000,000) shares shall be common stock each with a par value of $.001 par value per share. No share shall be
issued  until  it  has  been  fully  paid  for,  and  it  shall   thereafter  be
nonassessable.

                                    ARTICLE V

                                PREEMPTIVE RIGHTS

     A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of common stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury common stock shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury common stock shares.

                                   ARTICLE VI

                                CUMULATIVE VOTING

     The shareholders shall not be entitled to cumulative voting.

                                   ARTICLE VII

                           SHARE TRANSFER RESTRICTIONS

     The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein as may be required by applicable federal, state or local statutes, or rules or regulations promulgated thereunder. The board of directors is hereby authorized on behalf of the corporation to exercise the corporation's right to so impose such restrictions.

                                  ARTICLE VIII

                           REGISTERED OFFICE AND AGENT

     Its principal office in the State of Nevada is located at 115 Taurus Circle, Reno, Nevada 89511. The address of its resident agent is 115 Taurus Circle, Reno, Nevada 89511.

                                   ARTICLE IX

                           INITIAL BOARD OF DIRECTORS

     The initial board of directors of the corporation shall consist of one (1) directors, and the names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are as follows:

             Name                                       Address

         Michael K. Hair                      4643 South Ulster, Suite 1480
                                              Denver, Colorado 80237

     The number of directors shall be fixed in accordance with the bylaws. So long as the number of directors shall be less than three (3), no shares of this corporation may be issued and held of record by more shareholders than there are directors. Any shares issued in violation of this paragraph shall be null and void. This provision shall also constitute a restriction on the transfer of shares and a legend shall be conspicuously placed on each certificate respecting shares preventing transfer of the shares to more shareholders than there are directors.

                                    ARTICLE X

                                 INDEMNIFICATION

     (A) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation an, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     (B) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (C) To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this Article X or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

     (D) Any indemnification under (A) or (B) of this Article X (unless ordered by a court) and as distinguished from (C) of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set for thin (A) or (B) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     (E) Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in
(C) and (D) of this Article X upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article X.

     (F) The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

     (G) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article X.

                                   ARTICLE XI

                       RESTRICTIONS ON PURCHASE OF SHARES

     This corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares in accordance with Nevada General Corporation Law.

                                   ARTICLE XII

                        QUORUM AND ACTION OF SHAREHOLDERS

     One third (33.3%) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders and the affirmative vote of a majority (50.1%) of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

                                  ARTICLE XIII

                              DIVIDEND RESTRICTIONS

     This corporation may pay dividends in cash, property, or its own shares, except when the corporation is insolvent, and subject to the provisions of Nevada General Corporation Law.

                                   ARTICLE XIV

                     TRANSACTIONS WITH INTERESTED DIRECTORS

     No contract or other transaction between the corporation and one (1) or more of its directors or officers or any other corporation, firm, association, or entity in which one (1) or more of its directors of officers are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest, or solely because such directors or officers are present at the meeting of the board of directors or a committee thereof which authorized, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

     (A) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

     (B) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

     (C) The contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE XV

                             VOTING OF SHAREHOLDERS

     With respect to any action to be taken by shareholders of this corporation, a vote or concurrence of the holders of a majority of the outstanding shares of the shares entitled to vote thereon, or of any class or series, shall be required.

                                   ARTICLE XVI

                                  INCORPORATOR

         The name and address of the incorporator is as follows:

         Michael K. Hair                         4643 South Ulster, Suite 1480
                                                 Denver, Colorado 80237

     IN WITNESS WHEREOF, the above named incorporator signed these ARTICLES OF INCORPORATION on Imperial Management, Inc.

                                                  /s/ Michael K. Hair
                                                  ------------------------------
                                                  Michael K. Hair, Incorporator

STATE OF COLORADO        )
                         ) ss.
CITY AND COUNTY OF DENVER)

     I, the undersigned, a notary public, hereby certify that on March 26, 1986, the above named incorporator personally appeared before me and being by me first duly sworn declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

         WITNESS my hand and official seal.

                                                      /s/ Ann M. Bedard
                                                      -----------------------
                                                          Notary Public


My Commission Expires:                              Notary Public Address:
      June 16, 1987                                 4643 So. Ulster St. #1480
------------------------------------                Denver, CO 80237
                                                    ---------------------------